Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report, dated October 20, 2025, which appears in the Annual Report on Form 20-F filed with the U.S. Securities Exchange Commission (“SEC”) on September 30, 2026 relating to the audit of the consolidated balance sheets of Haoxi Health Technology Limited and its subsidiaries (collectively the “Company”) as of June 30, 2025 and 2024 and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended June 30, 2025, and the related notes on Form F-3 (File No. 333-287686) of the Company.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

In addition, we further consent to the reference to us under the heading “ITEM 16F. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT” in the Annual Report.

/s/ Wei, Wei & Co., LLP

Flushing, New York

September 30, 2026